As filed with the Securities and Exchange Commission on June 25, 2010 Registration No. 333-149896
	UNITED STATES SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1
	REGISTRATION STATEMENT
	UNDER
	THE SECURITIES ACT OF 1933

	SKYPEOPLE FRUIT JUICE, INC.
	(Exact name of registrant as specified in its charter)

Florida	2033	98-0222013
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	SkyPeople Fruit Juice, Inc. 16F, National Development Bank Tower No. 2 Gaoxin 1st Road, Xi’an, PRC 710075 011-86-29-88377216
	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

	CT Corporation System 818 West Seventh Street Los Angeles, CA 90017
	(Name, address, including zip code, and telephone number, including area code, of agent for service)
	Copies to:
	Richard A. Kline, Esq. Laura H. Luo, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 38F, Unit 01-04 Jin Mao Tower, 88 Century Avenue Pudong New Area Shanghai 200121 PRC 011-86-21-6165-1700
	Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (Registration No. 333-149896) (the “Registration Statement”) of SkyPeople Fruit Juice, Inc., a Florida corporation (the “Company”) originally filed on March 26, 2008, as amended on July 18, 2008, October 6, 2008, December 5, 2008 and February 2, 2009 and declared effective on February 5, 2009. Pursuant to the Registration Statement, the Company registered for resale 9,833,333 shares of the Company’s common stock, comprised of 2,833,333 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock of the Company and 7,000,000 shares of common stock underlying common stock purchase warrants.

This Post-Effective Amendment is being filed solely to deregister all of the shares of common stock previously registered under the Registration Statement that remain unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xi’an, Province of Shaanxi, People’s Republic of China on this 25th day of June, 2010.

SKYPEOPLE FRUIT JUICE, INC.
By:	/s/ Yongke Xue Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date
/s/ Yongke Xue Yongke Xue, Chief Executive Officer and Director (principal executive officer)	June 25, 2010
/s/ Spring Liu Spring Liu, Chief Financial Officer (principal financial officer and accounting officer)	June 25, 2010
/s/ Xiaoqing Yan Xiaoqin Yan, Director	June 25, 2010
/s/ Guolin Wang Guolin Wang, Director	June 25 , 2010
/s/ Robert B. Fields Robert B. Fields, Director /s/ Norman Ko	June 25 , 2010
Norman Ko, Director	June 25 , 2010